HON INDUSTRIES Inc.                                          EXHIBIT (10)
Change In Control Employment Agreement
- --------------------------------------



THIS AMENDED AND RESTATED AGREEMENT is made between HON
INDUSTRIES Inc., an Iowa corporation (the "Company"), and __________________ (the "Executive"), dated this _____ day of _________________________, 19____.


 1. Purpose. The Company wishes to attract and retain well-qualified executive and key personnel. The Company and the Executive wish to assure continuity of management in the event of any actual or threatened Change in Control (as defined in Section 3) of the Company. The Agreement is entered into to accomplish these purposes and in consideration for the mutual covenants herein contained.

 2. Operation of Agreement. The "effective date of this Agreement" shall be the first date during the "Change in Control Period" (as defined below) on which a Change in Control occurs. This Agreement shall terminate if the Board of Directors of the Company (the "Board") determines that the Executive is no longer a key executive who should be covered by this Agreement and so notifies the Executive; provided, however, that such a determination shall not be made, and if made shall have no effect, (i) within two years after the Change of Control or (ii) during any period of time when the Company has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board, the third person has abandoned or terminated his efforts to effect a Change in Control. Any decision by the Board that the third person has abandoned or terminated his efforts to effect a Change of Control shall be conclusive and binding on the Executive. The "Change in Control Period" shall mean the period commencing on the date hereof and ending on the second anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change in Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change in Control Period shall not be so extended.

 3. Change in Control. For the purposes of this Agreement, a "Change in Control" shall mean:

     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
     Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or main-



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     tained by the Company or any corporation controlled by the Company or (iv)
     any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 3; or

     (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

 4.  Employment.
     ----------

     (a) The Company hereby agrees to continue the Executive in its employ and the Executive hereby agrees to remain in the employ of the Company, for the period



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     commencing on the effective date of this Agreement and ending on the earlier to occur of (i) the second anniversary of such date or (ii) the Executive's normal retirement date under the Company's applicable retirement plans or under such other agreement as the Company may have made with the Executive (the period commencing on the effective date of this Agreement and, subject to Section 6(c), ending on the earlier to occur of dates specified in clauses (i) and (ii) is referred to herein as the ("Employment Period").

     (b) During the Employment Period the Executive's position (including titles), authority and responsibilities shall be at least commensurate with those held, exercised and assigned during the 90-day period immediately preceding the effective date of this Agreement. Such services shall be performed at the location where the Executive was employed immediately prior to the effective date of this Agreement.

     (c) The Executive agrees that during the Employment Period he shall devote such business time during normal business hours exclusively to the business and affairs of the Company and use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, in each case, to the extent necessary to discharge the responsibilities assigned to him hereunder, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities and (ii) periods of vacation and sick leave to which he is entitled. It is expressly understood and agreed that the Executive's continuing to serve on any boards and committees with which he shall be connected, as a member or otherwise, at the effective date of this Agreement shall not be deemed to interfere with the performance of the Executive's services to the Company.

 5.  Compensation.
     ------------

     (a) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly salary paid to the Executive by the Company or any of its affiliated companies within one year prior to the effective date of this Agreement. The Base Salary shall be reviewed at least once each year and shall be increased at any time and from time to time by action of the Board of the Company or any committee thereof or any individual having authority to take such action in accordance with the Company's regular practices. Any increase in the Base Salary shall not serve to limit or reduce any other obligation of the Company hereunder, and after any such increase the Base Salary shall not be reduced. As used in this Agreement, the term "affiliated companies" means any company controlling, controlled by, or under common control with the Company.

     (b) Annual Bonus. In addition to the Base Salary the Executive shall be awarded for each fiscal year during the Employment Period an annual bonus ("Annual Bonus") (either pursuant to the Executive Bonus Plan or any other bonus or incentive plan or program of the Company or otherwise) in cash at least equal to the highest bonus paid or payable to the Executive in respect of any of the fiscal years during the three fiscal years immediately prior to the effective date of this Agreement. Each such Annual Bonus shall be payable on the last day of February of the year next following the year



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     for which the Annual Bonus is awarded.

     (c) Incentive and Savings Plans. In addition to the Base Salary and Annual Bonus payable as hereinabove provided, during the Employment Period the Executive shall be entitled to participate in all applicable incentive and savings plans and programs, including, where applicable, the Executive Long-Term Incentive Compensation Plan and the Salary Deferral Plan, and in all applicable retirement and pension plans, including, where applicable, the HON INDUSTRIES Inc. Profit-Sharing Retirement Plan, on a basis providing him with the opportunity to receive compensation (without duplication of the Annual Bonus) and benefits equal to those provided by the Company and its affiliated companies for the Executive under such plans and programs as in effect at any time during the 90-day period immediately preceding the effective date of this Agreement or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

     (d) Benefit Plans. The Executive or his spouse, as the case may be, shall be entitled to receive employee benefits (including, without limitation, all amounts which he or his spouse is or would have been entitled to receive as benefits under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of the Company and its affiliated companies) as in effect at any time during the 90-day period immediately preceding the effective date of the Agreement, or if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

     (e) Expenses. During the Employment Period the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies and procedures of the Company as in effect during the 90-day period immediately preceding the effective date of this Agreement or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

     (f) Vacation and Fringe Benefits. The Executive shall be entitled to paid vacation and fringe benefits in accordance with the policies of the Company as in effect during the 90-day period immediately preceding the effective date of this Agreement or, if more favorable to the Executive, as in effect at any time thereafter with respect to executives with comparable responsibilities.

 6.  Termination.
     -----------

     (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Company may terminate Executive's employment, after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with the Company shall terminate effective on the 90th day after receipt of such notice (the "Disability Effective Date") if within 90 days after such receipt the Executive shall fail to return to full-time performance of his duties (and if the Executive's Disability has been established pursuant to the definition of "Disability" set forth below). For purposes of this



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     Agreement, "Disability" means disability which after the expiration of more than 26 weeks after its commencement is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative (such agreement to acceptability not to be withheld unreasonably).

     (b) Cause. The Company may terminate the Executive's employment for Cause. For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty on the Executive's part which are intended to result in his substantial personal enrichment at the expense of the Company or (ii) repeated violations by the Executive of his obligations under Section 4 of this Agreement which are demonstrably willful and deliberate on the Executive's part and which resulted in material injury to the Company.

     For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered to constitute "Cause" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or
     (ii) above, and specifying the particulars thereof in detail.

     (c) Good Reason. The Executive may terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" means:

         (i) without the express written consent of the Executive, (A) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 4(b) of this Agreement, or
         (B) any other substantial change in such position (including titles), authority or responsibilities;

         (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an insubstantial and inadvertent failure remedied by the Company promptly after receipt of notice thereof given by the Executive;

         (iii) the Company's requiring the Executive to be based at any office or location other than that at which the Executive is based at the effective date of



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         this Agreement, except for travel reasonably required in the performance of the Executive's responsibilities;

         (iv) a purported termination by the Company of the Executive's employment otherwise than as permitted by this Agreement, it being understood that any such purported termination shall not be effective for any purpose of this Agreement;

         (v) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 16; or

         (vi) any good faith determination by the Executive that the Change in Control has resulted in a change of circumstances rendering the Executive substantially unable to carry out authorities or responsibilities attached to his position held prior to the Change in Control.

     (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice).

     (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or the date specified therein, as the case may be.

 7.  Obligation of the Company upon Termination.
     ------------------------------------------

     (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued or vested hereunder at the date of his death.

     (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Executive shall be entitled to receive disability and other benefits after the Disability Effective Date at least equal to those provided in accordance with Section 5(d).

     (c) Cause. If the Executive's employment shall be terminated for Cause, the Company shall pay the Executive his full Base Salary through the Date of Termination



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     at the rate in effect at the time Notice of Termination is given, and the
     Company shall have no further obligations to the Executive under this Agreement, except that such termination shall not modify or affect in any way any accrued right of the Executive to any other compensation payable pursuant to Section 5 or to any vested or accrued benefits payable in accordance with such Section.

     (d) Good Reason; Other Than for Cause or Disability.
         -----------------------------------------------

         (i) Termination Payments. Subject to clause (ii) hereof, if the Company shall terminate the Executive's employment other than for Cause or Disability, or if the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive the following amounts and provide him with the following benefits:

               (a) If not theretofore paid, the Executive shall be paid (x) his Base Salary through the Date of Termination at the rate in effect (or, if greater, the rate required by Section 5(a)) at the time the Notice of Termination was given, and (y) a lump-sum cash payment equal to product of (i) a fraction, the numerator of which equals the number of days elapsed since the beginning of the fiscal year in which the Executive's Date of Termination occurs through the Date of Termination and the denominator of which is 365, and (ii) the average of the Annual Bonus paid to the Executive for the two years prior to the year in which the Date of Termination occurs.

               (b) A lump-sum cash payment equal to two times the sum of (x) the Executive's annual base salary (at the rate in effect immediately prior to the Date of Termination, or, if greater, the rate required by Section 5(a)) and (y) the average of the Annual Bonuses paid to the Executive for the two years prior to the year in which the Date of Termination occurs.

               (c) For two years after the Date of Termination, the Executive shall continue to receive benefits under the Company's employee benefit plans described in Section 5(d) and 5(f) hereof as if he remained employed with the Company, provided that upon the Executive's employment with another employer providing benefits described in Section 5(d), the Company's coverage shall be secondary, and provided further that the Company shall continue to make available to the Executive beyond the two-year period and on the same basis as to other active members all medical plans and programs for so long as a reasonably comparable program is not made available to the Executive or his spouse and minor children through another employer's group plan or a government sponsored plan, such as Medicare.



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               (d) The Executive shall be considered fully vested in any
               compensation or benefit amounts accrued, accruable or payable by the Company to the Executive under any Company sponsored compensation or benefit plan, whether qualified or unqualified, including but not limited to Salary Deferral Plans, Executive Bonus Plans, Executive Long-Term Incentive Compensation Plans and such other plans as may have been in effect for the Executive immediately prior to the effective date of this Agreement and/or his Date of Termination.

               (e) If, despite the provisions of Sections 7(d)(i)(c) and 7(d)(i)(d) above, benefits or service credits under any such employee benefit plan shall not be payable or provided under any such plan to the Executive, or his dependents, beneficiaries and estate, because he is no longer an employee of the Company, the Company itself shall, to the extent necessary, pay or provide for payment of such benefits and service credits for such benefits to the Executive, his dependents, beneficiaries and estate.

         (ii) Limitation. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of
         Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount.

         The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code. Present value shall be determined in accordance with Section 280G(d)(4) of the Code. The determination of the Reduced Amount and the components thereof required to be made hereunder shall be made by Ernst & Young, or any other accounting firm which, immediately prior to the effective date of this Agreement, is the Company's independent auditor ("Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within ten business days of the termination of employment of Executive or such earlier time as is requested by the Company. Such determination by Accounting Firm shall be binding upon the Company and Executive. Executive shall determine which and how much of the Agreement Payments (or, at the election of Executive, other Payments) shall be eliminated or reduced consistent with the determination of Reduced Amount by Accounting Firm, provided that, if Executive does not make such determination within five business days of the receipt of the calculations made



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         by Accounting Firm, the Company shall elect which and how much of the
         Agreement Payments shall be eliminated or reduced consistent with the calculation of the Reduced Amount and shall notify Executive promptly of such election.

         As promptly as practicable thereafter, the Company shall pay to or distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

         As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by Accounting Firm hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which will have not been made by the Company could have been made ("Underpayment)", in each case, consistent with the calculation of the Reduced Amount hereunder.

         In the event that Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872 (f)(2) of the Code; provided, however, that no amount shall be payable by Executive to the Company (or if paid by Executive to the Company shall be returned to Executive) if and to the extent such payment would not reduce the amount which is subject to taxation under
         Section 4999 of the Code. In the event that Accounting Firm determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in
         Section 7872(f)(2) of the Code.

 8. Confidentiality and Noncompetition. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Company or any of its affiliated companies and which shall not be public knowledge. After termination of the Executive's employment with the Company he shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it.

     The Executive agrees that, in the event of the Termination for Cause or a voluntary termination of his employment with the Company other than for Good Reason, he shall not for a period of one year following such termination enter into any relationship whatsoever, either directly or indirectly, alone or in partnership, or as an officer, Director, employee or stockholder (beneficially owning stock or options to acquire

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     stock totalling more than five percent of the outstanding shares) of any corporation (other than the Company), or otherwise acquire or agree to acquire a significant present or future equity or other proprietorship interest, whether as a stockholder, partner, proprietor or otherwise, with any enterprise, business or division thereof (other than the Company), which is engaged in the same business in those states within the United States in which the Company is at the time of such termination of employment conducting its business and which has annual sales of at least $10,000,000.

     In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

 9. No Obligation to Mitigate Damages. In the event of the termination of the Executive's employment, the Executive shall not be under any obligation to mitigate damages by seeking other employment and no amounts shall be offset against payments due to the Executive hereunder unless specifically provided herein.

10. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under other agreements with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

11. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof or as a result of any contest by the Executive against the amount of any deduction pursuant to Section 7(d)(ii) hereof, plus in each case interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of the prime commercial lending rate announced by The Northern Trust Company, headquartered in Chicago, Illinois in effect from time to time during the period of such nonpayment. In the event that the Executive shall in good faith give a Notice of Termination for Good Reason and it shall thereafter be determined that Good Reason did not exist, the employment of the Executive shall, unless the Company and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Company and the Executive and, except as

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     provided in the last preceding sentence and except that such termination shall not modify or affect in any way any accrued right of the Executive to any compensation payable pursuant to Section 5 or to any vested or accrued benefits payable in accordance with such Section, the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date otherwise than under this Agreement.

12. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal executive offices. Notice and communications shall be effective when actually received by the addressee.

13. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law, except by will or the laws of descent and distribution.

14. Governing Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Iowa, without reference to principles of conflicts of laws.

15. Amendment. This Agreement may be amended or cancelled by mutual agreement of the parties in writing without the consent of any other person and, so long as the Executive lives, no person, other than parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

16. Successor to the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

17.  Miscellaneous.
     -------------

     (a) In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     (b) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (c) This Agreement contains the entire understanding with the Executive with respect to the subject matter hereof and shall supersede any similar agreement previously entered into between HON INDUSTRIES and the Executive.

     (d) The Company hereby waives any and all conflicts of interest and attorney-client privilege that would prohibit counsel to the Company from representing the Executive in disputes relating to this Agreement.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors the Company has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary, all as of the day and year first above written.



                                    -----------------------------
                                    Executive


                                    HON INDUSTRIES Inc.


                                    By:
                                        -------------------------
(SEAL)
                                    Its:
                                        -------------------------

ATTEST:



- -------------------------
Secretary



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